CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 for the registration of 3,000,000 shares of common stock pertaining to the 2014 Stock Incentive Plan of XFit Brands, Inc. of our report dated September 28, 2016, relating to our audits of the consolidated financial statements for the years ended June 30, 2016 and 2015.

/s/ Accell Audit & Compliance, P.A.
December 2, 2016